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                                                                  EXHIBIT 10.1

                              EMPLOYMENT AGREEMENT


                  THIS EMPLOYMENT AGREEMENT (this "Agreement") is entered into this 5th day of January 2001 by and between Strouds, Inc. ("Employer") and Thomas S. Paccioretti ("Employee").

                  1. EMPLOYMENT AND TERM. Employer hereby agrees to employ Employee as its President and Chief Executive Officer upon the terms and conditions hereinafter set forth. The term of Employee's employment shall be from December 1, 2000 until April 1, 2001, unless earlier terminated in accordance with Paragraph 10; provided, however, that Employer, at its election, shall have the option to extend the term of Employee's employment hereunder for a single thirty (30) or sixty (60) day period by delivery of advance written notice thereof to Employee by no later than March 16, 2001. By mutual agreement in writing, the term may be extended further for a period agreed to by Employer and Employee.

                  2. DUTIES. Employee shall serve as the President and Chief Executive Officer of Employer, reporting only to the Board of Directors. Other than the Chairman of the Board, no executive or other employee of Employer shall hold a position, stature, title or powers higher or greater than or equal to those of Employee. Subject to the authority of the Board of Directors, Employee shall have supervision and control over, and responsibility for, the general management and operation of Employer and shall have such other powers and duties as may from time to time be prescribed by the Board of Directors, provided that such duties are reasonable and customary for a president and chief executive officer. The powers of Employee shall include the following:

                           a.       To implement compensation programs, which
in his sole judgment, are needed to implement the business and reorganization plans.

                           b.       To modify existing contracts or craft new
contracts with existing and new suppliers and vendors.

                           c.       To approve all capital expenditures
funded by Employer or directly or indirectly impacting Employer.

                           d.       To approve all, payments to third party
vendors, including architects, design, maintenance, construction, and their subcontractors.

                           e.       To set company policy with respect to
executive and managerial privileges and to approve any and all payments of same including but not limited to travel, entertainment, auto leases, insurance, and mobile and home phone expenses.

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                           f.       To approve all capital expenditures
necessary to implement the business and reorganization plan.

Employee agrees that so long as this Agreement continues in effect, Employee shall devote his full business time and best efforts, skills, abilities and energies to the business and affairs of Employer.

                  3. BASE SALARY. Employer shall pay Employee a monthly base salary of Thirty-five Thousand Dollars ($35,000.00), subject to upward adjustment at the sole discretion of Employer's Board of Directors. The base salary shall be paid to Employee in accordance with Employer's regular payroll practices with respect to senior management compensation.

                  4. INCENTIVE BONUS. Employer shall pay to Employee a One Hundred Eighty-Five Thousand Dollar ($185,000.00) Incentive Bonus if: (a) during the term of this Agreement (including any extensions thereof), (i) an agreement is executed for the sale of all or substantially all of Employer's assets under a sale pursuant to Section 363 of the Bankruptcy Code with one or more buyers or (ii) the Company files a plan of reorganization with the bankruptcy court (hereinafter, the occurrence of (i) or (ii) will be referred to as an "Incentive Event"); and, (b) at any time the bankruptcy court approves and/or confirms the Incentive Event.

                  5. BENEFITS. Employer shall provide Employee with medical, hospital, surgical, dental, disability, accidental death, travel and life insurance coverage on the same basis and to the same extent as such coverage is provided to Employer's executive officers, subject to Employee's satisfaction of any eligibility criteria for such coverage. Furthermore, Employee shall participate in any retirement plan, on the same basis as Employer's other executive officers, subject to Employee's satisfaction of any eligibility criteria for such participation. Employee shall be entitled to one week of paid vacation for each 3 months of employment, subject to the terms of Employer's vacation policy then in effect. Such vacation shall be taken at such time or times as shall not unduly disrupt the orderly conduct of business of Employer.

                  6. INDEMNIFICATION. Employer shall indemnify and defend Employee to the fullest extent permitted under Delaware law. This includes, but is not limited to, a duty to indemnify Employee if he is made, or threatened to be made, a party to an action or proceeding, to the fullest extent permitted by applicable law, including an action by or in the right of Employer to procure a judgment in its favor, by reason of the fact that Employee is or was an officer, director or employee of Employer, against all costs and expenses resulting from or related to such action or proceeding, or any appeal thereof, if Employee acted in good faith for a purpose which he reasonably believed to be in the best interests of Employer. The termination of any such action or proceeding by judgment, settlement, conviction or upon a plea of nolo contendere, or its equivalent, shall not in itself create the presumption that Employee did not act in good faith for a purpose which he reasonably believed to be in the best interests of Employer. As used in this Paragraph, (a) "costs and expenses" means any and all costs, expenses and liabilities incurred by Employee, including but not limited to (i) attorneys' fees, (ii) amounts paid

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in settlement of, or in the satisfaction of any order or judgment in, any action or proceeding and (iii) fines, penalties and assessments asserted or adjudged in any action or proceeding; and (b) "action or proceeding" means any and all suits, claims, actions, investigations or proceedings whether civil, criminal or administrative, heretofore or hereafter instituted or asserted.

                  Employer shall procure and maintain directors' and officers' liability insurance covering Employee to the same extent as other officers and the directors of Employer.

                  Notwithstanding anything herein to the contrary, the provisions of this Paragraph 6 shall survive the termination of this Agreement and the termination of Employee's employment.

                  7. EXPENSES. Employer will reimburse Employee for all ordinary and reasonable out-of-pocket business expenses incurred by Employee in connection with the performance of services hereunder in accordance with Employer's expense approval procedures then in effect, including Two Hundred Dollars ($200.00) per month for insurance, maintenance and fuel of one vehicle, and reimbursement for automobile mileage. Air travel for business will be by coach class.

                  8. CONFIDENTIALITY. Employee recognizes and acknowledges that in the course of Employee's employment by Employer, Employee will have access to or may obtain information of a secret, special and unique value to Employer concerning customers, customer lists, marketing strategies, business plans, contracts, personnel information, financial information, relationships between Employer and third parties, processes, products, formulas, devices, designs, inventions, discoveries and methods of operation (collectively and individually, "Confidential Information"). Employee further recognizes and acknowledges that all Confidential Information which is now or may hereafter be in Employee's possession is the property of Employer and that protection of the Confidential Information against unauthorized disclosure or use is of critical importance to Employer in order to protect Employer from unfair competition and irreparable harm. To protect Employer from such harm, Employee therefore agrees to make the promises set forth in this Paragraph.

                     a. PROMISE NOT TO DISCLOSE. Employee promises never to use or disclose any Confidential Information before it has become generally known within the relevant industry through no fault of Employee. Employee agrees that this promise shall never expire.

                     b. RETURN OF CONFIDENTIAL INFORMATION. When Employee's employment with Employer ends, Employee will promptly deliver to Employer, or at its written instruction destroy, all documents, data, drawings, manuals, letters, notes, reports, electronic mail, recordings and copies thereof relating to any Confidential Information in Employee's possession or control.

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                  9.  RELIEF. It is recognized that in the event of
Employee's breach of Paragraph 8, the damages resulting from such breach would be difficult, if not impossible, to ascertain and that Employer would be subject to irreparable injury therefrom. It is agreed, therefore, that Employer, in addition to and without limiting any other remedy or right it may have, shall be entitled to such equitable and injunctive relief as may be available to restrain Employee from violation of any of said covenants, such right to injunctive and equitable relief to be cumulative and in addition to whatever other remedies Employer may have, including the recovery of damages from Employee.

                  10. BASES FOR TERMINATION. This Agreement and the employment of Employee hereunder shall terminate upon the occurrence of the first to occur of the following events or conditions:

                      a. the expiration of the term specified in Paragraph 1 hereof;

                      b.       the death of Employee;

                      c. the voluntary resignation of Employee, without Good Reason (as defined below);

                      d. Employee's disability, subject to Employee's right to receive a disability benefit as provided in Paragraph 5 hereof, if any. For purposes of this Agreement, the term "disability" shall mean a physical or mental illness or injury of a permanent nature which prevents Employee from performing the essential functions of the job which he is employed to perform, even with reasonable accommodation. Employer and Employee will cooperate with each other and comply with all reasonable requests to determine whether a disability exists and, if so, whether a reasonable accommodation is possible;

                      e. the election of Employer to terminate Employee's employment for Cause. For purposes of this Agreement, "Cause" shall mean (i) the conviction of Employee of a felony which can reasonably be expected to have a material adverse impact on Employer's business or reputation; (ii) the commission by Employee of an act of fraud or embezzlement involving assets of Employer or its customers, suppliers or affiliates; or (iii) Employee's willful and continued failure to substantially follow and comply with the specific and lawful directives of the Board (other than any such failure resulting from Employee's incapacity due to physical or mental illness or any such actual or anticipated failure after Employee's issuance of a notice of termination for Good Reason), after the Board has provided Employee a written demand for substantial performance which specifically identifies the manner in which the Board believes that Employee has not substantially followed and complied with a directive of the Board and Employee has been afforded a reasonable opportunity to cure, or correct the activity described in the notice, and has failed to substantially cure, correct or cease the activity, as appropriate. No act, or failure to act, on Employee's part shall be deemed "willful" unless done, or omitted to be done, by Employee in bad faith.

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                  Notwithstanding the foregoing, Employee shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to Employee all of the following: (A) a copy of a resolution, duly adopted by the affirmative vote of not less than a majority of the entire membership of the Board of Directors at a meeting which the Board of Directors called and held for the purpose of determining whether Cause exists (after reasonable notice to Employee and opportunity for him, together with his counsel, to be heard before the Board of Directors), finding that, in the good faith opinion of the Board of Directors, Employee was guilty of the conduct set forth in this Section and specifying the particulars thereof in detail, (B) an affidavit sworn to by the Secretary of Employer stating that such resolution was in fact adopted by the affirmative vote of not less than a majority of the entire membership of the Board and Directors and (C) a report with respect to such conduct from a firm of independent attorneys selected by a majority of the entire membership of the Board of Directors to the effect that the conduct of Employee has been such as to permit the Board of Directors to terminate Employee's employment for Cause within the meaning of the provisions of this Section.

                           f.       the election of Employee to terminate for
Good Reason. For purposes of this Agreement, "Good Reason" shall mean, without Employee's express consent, the occurrence of any of the following circumstances unless such circumstances are fully corrected prior to the date of Employee's termination of this Agreement:

                                    (1)     the removal of Employee from the
position of President and Chief Executive Officer, or the assignment to Employee of any duties which are materially inconsistent with such position; a significant alteration in the nature or status of Employee's responsibilities or the conditions of Employee's employment; or any other action by Employer that results in a material diminution in Employee's position, authority, title, duties or responsibilities;

                                    (2)     the relocation of Employer's
offices at which Employee is principally employed on the date hereof outside the greater Los Angeles metropolitan area;

                                    (3)     Employer's material breach of the
provisions in this Agreement;

                                    (4)     Employer's reduction of
Employee's base salary as provided in Paragraph 3; or

                           g.       the election of Employer to terminate
Employee's employment without Cause.

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                      h.       Any termination of this Agreement pursuant to
subparagraphs (a), (b) or (c) above, shall be effective on the expiration date of this Agreement or the date of death or resignation, as the case may be. Any termination pursuant to subparagraphs (d), (e), (f) or (g) shall be effective immediately upon delivery of written notice of termination to Employee or Employer, as the case may be.

                  11. PARTIES' RIGHTS AND OBLIGATIONS UPON TERMINATION.

                      a. If this Agreement is terminated pursuant to subparagraphs 10(b), (c), (d) or (e), Employer shall be obligated to pay Employee's salary and earned but unused vacation, prorated on a daily basis, through the date of termination, and, in the case of the death of Employee, to pay to Employee's estate or designated beneficiary the insurance benefits to which they are entitled, if any, and Employee shall have no other right to wages, salaries, bonuses, benefits (except as required by COBRA), fees, commissions, expenses not yet incurred of the types specified in Paragraph 7 hereof, severance pay, or debt, or equity interest in Employer not already owned by Employee.

                      b. If this Agreement is terminated pursuant to subparagraphs 10(f) or (g), Employer shall be obligated to pay to Employee:

                               (1)     Employee's base salary through April
1, 2001;

                               (2)     The Incentive Bonus under Paragraph 4
of this Agreement, whether or not an Incentive Event has actually occurred, only to the extent Employer has not already paid such Incentive Bonus to Employee; provided, however, that if this Agreement is terminated pursuant to subparagraphs 10(f) or (g) within the last thirty (30) days of the term of the Agreement (including any extensions thereof), then Employer shall pay to Employee the Incentive Bonus if and only if (A) by the end of the term (including any extensions thereof) an Incentive Event occurs, and (B) the bankruptcy court approves and/or confirms the Incentive Event;

                               (3)     The premiums on Employee's benefits
under Paragraph 5 through April 1, 2001; and

                               (4)     Any earned but unused vacation through
April 1, 2001.

                      c. The respective rights and obligations of Employer and Employee pursuant to Paragraphs 4, 6, 8 and 9 hereof shall survive the expiration or earlier termination of this Agreement.

                  12. PERSONS BOUND. This Agreement shall inure to the benefit of and be binding upon Employee, his legal representatives and testate or intestate distributes, and

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Employer, its successors and assigns. This Agreement may not be assigned by
Employee. This Agreement may be assigned by Employer.

                  13. NOTICES. Any notice or request required or permitted under this Agreement shall be in writing and given or made by hand delivery or registered or certified mail, return receipt requested, addressed to Employer or to Employee at Employer's then principal place of business with a copy to Employee at Employee's home address, as set forth on the records of Employer, or to either party hereto at such other address or addresses as such party may from time to time specify in a notice similarly given to the other party. A copy of any notice to Employee should also be sent to his counsel as follows:

                           Adam Levin
                           Mitchell, Silberberg & Knupp LLP
                           11377 West Olympic Blvd.
                           Los Angeles, California  90064-1683

                  14. NO WAIVER, MODIFICATION. The waiver of the breach of any term or condition of this Agreement shall not be deemed to constitute the waiver of any other or subsequent breach of the same or any other term or condition. No amendment or modification of this Agreement shall be valid or binding unless made in writing and signed by the other party against whom such waiver or modification is to be enforced.

                  15. GOVERNING LAW. This Agreement shall be construed and enforced in accordance with the laws of the State of California applicable to agreements made and to be performed in said State.

                  16. DISPUTES. Any controversy or claim arising out of or relating to this Agreement, including without limitation any dispute relating to the termination of this Agreement or Employee's employment, shall be arbitrated in Los Angeles, California, in accordance with the National Rules for the Resolution of Employment Disputes of the American Arbitration Association. Except to the extent inconsistent with the National Rules for the Resolution of Employment Disputes of the American Arbitration Association, the California Arbitration Act shall control. The parties consent to personal jurisdiction in Los Angeles, California with respect to such arbitration. The arbitration award shall be final and binding upon both parties. Judgment upon said award may be entered in any court having jurisdiction thereof. Each party shall bear, his or its own attorneys' fees and costs associated with or arising from such arbitration, except with respect to the American Arbitration Association filing fee which shall be paid by Employer to the extent such fee exceeds the statutory filing fee in a court of competent jurisdiction.

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                  17. ENTIRE AGREEMENT. This Agreement represents the entire agreement of the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements, understandings, representations, written or oral, express or implied, if any, between Employer and Employee. No representation, condition, provision or term related to or connected with this Agreement exists, or has been relied upon by either party hereto except as specifically set forth herein.

                  Each party has cooperated in the drafting and preparation of this Agreement. This Agreement shall not be construed against any party on the basis that the party was the drafter.

                  18. EMPLOYEE'S WARRANTY. Employee represents and warrants to Employer that Employee is not bound by any agreement or subject to any restriction which would interfere with or prevent Employee from entering into and carrying out this Agreement.

                  19. SEVERABILITY. The invalidity of all or any part of any paragraph or subparagraph of this Agreement shall not render invalid the remainder of this Agreement or of any such paragraph or subparagraph.

                  IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the day and year first above written.


Date:    January 5, 2001                    STROUDS, INC.


                                            By: /s/ Larry Bemis
                                               ---------------------------

                                            Its Director
                                               ---------------------------

                                            THOMAS S. PACCIORETTI


Date:    January 5, 2001                    /s/ Thomas S. Paccioretti
                                            ------------------------------
                                              Thomas S. Paccioretti

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